Exhibit 99.1

Media Contact:	Investor Contact:
Erica Jostedt	Brian Cheek
SutherlandGold Group	TigerLogic Corporation
erica@sutherlandgold.com	brian.cheek@tigerlogic.com
925-890-6889	949-260-5147

TigerLogic Announces New Web Search Product to Debut in Coming Weeks;

Company Changes Name from Raining Data

New Web Search Product, called ChunkIt!, is an Internet Browser-Based Application that Enhances the Search Experience of Any Popular Search Engine or Web Page

SAN JOSE, Calif. – APRIL 18, 2008 – TigerLogic Corporation (Nasdaq: TIGR), formerly Raining Data Corporation (Nasdaq: RDTA), announced it will launch in the coming weeks a new Internet browser-based application that enhances the search experience of any popular search engine or Web page.  The company has changed its name to TigerLogic Corporation to better reflect its new focus on browser-based and integrated search tools it plans to introduce based on its TigerLogic technology platform.  The company will change its ticker symbol to “TIGR” effective April 21, 2008.

An online demonstration and detailed product description of the new ChunkIt! search product is available at http://www.tigerlogic.com/ChunkIt.  Visitors to the site can also request to participate in the private beta test program of ChunkIt!.

ChunkIt! is a, patent pending, revolutionary personal search engine (PSE) that sits in the Internet browser and enhances today’s most popular search services, including Google, Yahoo!, Microsoft Live Search, AOL and Ask.  The product dramatically increases user productivity by extracting and displaying “chunks” of information alongside the search engine results to see beyond the simple search results and obtain enough information to determine which links are most relevant to the search, before users start clicking away.  This convenient browser-based application can rapidly search through thousands of search engine link results, as well as any Web page and its embedded links, so users can quickly determine where to find exactly what they are looking for.

“ChunkIt! puts an end to the frustrating search fishing expedition where users are wasting valuable time chasing after ‘lame’ links and hopping between multiple windows and pages,” said Carlton H. Baab, President & CEO of TigerLogic Corporation.  “ChunkIt! empowers users with x-ray vision-like capabilities so they can easily see beyond the links on any Web page and view the actual content behind those links.This capability is extremely useful not only for enhancing search engine results, but for viewing any website page that contains hundreds, if not thousands, of embedded hyperlinks, commonly found on online market sites, encyclopedias, and news sites.”

The “chunks” delivered in a revolutionary dual panel page are displayed to the left of the chosen search engine results.  The ChunkIt! panel displays results of the key search words or phrase highlighted in unique colors, and is delivered in the same context as to how they are used on the original Web page.  By clicking on the ChunkIt! icon next to each result, users can quickly view the same chunk highlighted on the referenced Web page in the right panel, thus completely eliminating the need to manage multiple windows.

“ChunkIt! is designed to enhance Web search for an Internet that has grown exponentially since most of the major search services were originally built,” Baab said.  “ChunkIt! is designed to make the Web more easily digestible and is going to become an invaluable, user-driven tool to help users make sense of all the information that is out there.”

More information about ChunkIt! and a video demo are available at http://www.tigerlogic.com/ChunkIt.

About TigerLogic Corporation

TigerLogic’s installed customer base includes more than 500,000 active users representing more than 20,000 customer sites worldwide, with a significant base of diverse vertical applications.  With more than 100 employees and contractors worldwide, TigerLogic offers 24x7 customer support services and maintains a strong international presence.  More information about TigerLogic and its products can be found at http://www.tigerlogic.com.  Product details about ChunkIt! are available at http://www.tigerlogic.com/ChunkIt.

Except for the historical statements contained herein, the foregoing release may contain forward-looking statements.  These forward-looking statements are subject to risks and uncertainties, and actual results could differ materially due to several factors, including but not limited to the success of the Company’s research and development efforts to develop new products and to penetrate new markets, the market acceptance of the Company’s new products and updates, technical risks related to such products and updates, the Company’s ability to maintain market share for its existing products, the availability of adequate liquidity and other risks and uncertainties.  Please consult the various reports and documents filed by the Company with the U.S. Securities and Exchange Commission, including but not limited to the Company’s most recent reports on Form 10-KSB and Form 10-QSB for factors potentially affecting the Company’s future financial results.  All forward-looking statements are made as of the date hereof and the Company disclaims any responsibility to update or revise any forward-looking statement provided in this news release.  The Company’s results for the quarter ended December 31, 2007 are not necessarily indicative of the Company’s operating results for any future periods.

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TigerLogic, ChunkIt!, Raining Data, Pick, mvDesigner, D(3), mvEnterprise, mvBase, Omnis, and Omnis Studio are trademarks of TigerLogic Corporation.  All other trademarks and registered trademarks are properties of their respective owners.